                                                                     Exhibit 3.6
                            (NEW NOUVEAU BRUNSWICK LOGO)


      BUSINESS CORPORATIONS ACT               LOI SUR LES CORPORATIONS
                FORM I                              COMMERCIALES
      ARTICLES OF INCORPORATION                      FORMULE I
              (SECTION 4)                       STATUTS CONSTITUTIFS
                                                    (ARTICLE 4)

--------------------------------------------------------------------------------

1 - Name of Corporation                    Raison sociale de la corporation:
    Coeur d'Alene Canadian Acquisition
    Corporation

--------------------------------------------------------------------------------

2 - The classes and any maximum number     Les categories et le nombre maximal
    of shares that the corporation is      d'actions que la corporation peut
    authorized to issue and any maximum    emettre ainsi que le montant maximal
    aggregate amount for which shares      global pour lequel les actions
    may be issued including shares         peuvent etre emises y compris les
    without par value and/or with par      actions sans valeur au pair ou avec
    value and the amount of the par        valeur au pair ou les deux et le
    value;                                 montant de la valeur au pair:-

    See Schedule - Share Structure


--------------------------------------------------------------------------------

3 - Restrictions, if any, on share         Restrictions, s'il y en a, au
    transfers:                             transfert d'actions:

    No shares shall be transferred without the consent of the directors or shareholders of the corporation expressed by resolution passed at a meeting of the board of directors or shareholders or by an instrument or instruments in writing signed by all such directors or shareholders.

--------------------------------------------------------------------------------

4 - Number (or maximum number of           Nombre (ou nombre minimum et maximum)
    directors:                             des administrateurs:

    Minimum  1           Maximum 10

--------------------------------------------------------------------------------

5 - Restrictions, if any, on business      Restrictions, s'il y en a, a
    the corporation may carry on:          l'activite que peut exercer la
                                           corporation:

    None

--------------------------------------------------------------------------------

6 - Other provisions, if any:              D'autres dispositions, le cas
                                           echeant:

    See Schedule - Other Provisions

--------------------------------------------------------------------------------

7 - Incorporators:                         Fondateurs:

--------------------------------------------------------------------------------

    Date        Names - Noms     Address (include postal code)  Signature
                                     Adresses (y compris le
                                           code postal)
--------------------------------------------------------------------------------
June 30, 2004  C. Paul W. Smith  44 Chipman Hill Suite 1000     C. Paul W. Smith
                                 Saint John NB
                                 E2L 4S6
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
FOR DEPARTMENT USE ONLY                    RESERVE A L'USAGE DU MINISTRERE
--------------------------------------------------------------------------------

Corporation No. - No. de                   Filed - Depose
Corporation                    613417
                                             FILE/DEPOSE JUN 30 2004
TN#  332496


45-4104 (6/01)
--------------------------------------------------------------------------------

                 COEUR D'ALENE CANADIAN ACQUISITION CORPORATION

                            SCHEDULE-SHARE STRUCTURE

(herein referred to as the "Corporation")

THIS IS SCHEDULE "I" TO THE FOREGOING FORM I UNDER THE NEW
BRUNSWICK BUSINESS CORPORATION ACT

The Corporation is authorized to issue an unlimited number of common shares without par value ("Common Shares") and an unlimited number of Class A preference shares without par value issuable in series ("Class A Preference Shares").

1. CLASS A PREFERENCE SHARES

The Class A Preference Shares, as a class, shall carry and be subject to the following rights, privileges, restrictions and conditions, namely:

(a) The board of directors of the Corporation may issue the Class A Preference Shares at any time and from time to time in one or more series. Before the first shares of a particular series are issued, the board of directors of the Corporation shall fix the number of shares in such series and shall determine, subject to the limitations set out in the articles, the designation, rights, privileges, restrictions and conditions to be attached to the shares of such series including, without limitation, the rate or rates, amount or method or methods of calculation of dividends thereon, the time and place of payment of dividends, whether cumulative or non-cumulative or partially cumulative and whether such rate, amount or method of calculation shall be subject to change or adjustment in the future, the currency or currencies of payment of dividends, the consideration and the terms and conditions of any purchase for cancellation, retraction or redemption rights (if any), the conversion or exchange rights attached thereto (if any), the voting rights attached thereto (if any), and the terms and conditions of any share purchase plan or sinking fund with respect thereto. Before the issue of the first shares of a series, the board of directors of the Corporation shall send to the Director (as defined in the (as the same may from time to time be amended, reenacted or replaced) articles of amendment containing a description of such series including the designation, rights, privileges, restrictions and conditions determined by the board of directors of the Corporation.

(b) No rights, privileges, restrictions or conditions attached to a series of Class A Preference Shares shall confer upon a series a priority in respect of dividends or return of capital over any other series of Class A Preference Shares then outstanding. The Class A Preference Shares shall be entitled to priority over the Common Shares and over any other shares of the Corporation ranking junior to the Class A Preference Shares with respect to priority in the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs. If any cumulative dividends or amounts payable on a return of capital in respect of a series of Class A Preference Shares are not paid in full, the Class A Preference Shares of all series shall participate rateably in respect of such dividends, including accumulations, if any, in accordance with the sums that would be payable on such shares if all such dividends were declared and paid in full, and in respect of any repayment of capital in accordance with the sums that would be payable on such repayment of capital if all sums so payable were paid in full; provided however, that in the event of there being insufficient assets to satisfy in full all such claims to dividends and return of capital, the claims of the holders of the Class A Preference Shares with respect to repayment of capital shall first be paid and satisfied and any assets remaining thereafter shall be applied towards the payment and satisfaction of claims in respect of dividends. The Class A Preference Shares of any series may also be given such other preferences, not inconsistent with subparagraphs(a) to (d) hereof, over the Common Shares and over any other shares ranking junior to the Class A Preference Shares as may be determined in the case of such series of Class A Preference Shares.

(c) Except as hereinafter referred to or as otherwise required by law or in accordance with any voting rights which may from time to time be attached to any series of Class A Preference Shares, the holders of the Class A Preference Shares as a class shall not be entitled as such to receive notice of, to attend or to vote at any meeting of the shareholders of the Corporation.

(d) The rights, privileges, restrictions and conditions attaching to the Class A Preference Shares as a class may be added to, changed or removed but only with the approval of the holders of the Class A Preference Shares given as hereinafter specified.

(e) The approval of the holders of Class A Preference Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Class A Preference Shares as a class or to any other matter requiring the consent of the holders of the Class A Preference Shares as a class may be given in such manner as may then be required by law, subject to a minimum requirement that such approval shall be given resolution passed by the affirmative vote of at least two-thirds of the votes cast at a meeting of the holders of Class A Preference Shares duly called for that purpose. The formalities to be observed in respect of the giving of notice of any such meeting or any adjourned meeting and the conduct thereof shall be those from time to time required by the Business Corporations Act (as the same from time to time amended, reenacted or replaced) and prescribed in the by-laws of the Corporation with respect to meetings of shareholders. On every poll taken at a meeting of holders of Class A Preference Shares as a class, each holder entitled to vote thereat shall have one vote in respect of each One Dollar ($1.00) of the issue price of each Class A Preference Share held by him. One or more shareholders entitled to vote at the meeting holding or representing, in total, at least one-third of the issued preference shares shall constitute a quorum for any meeting of the holders of the Class A Preference Shares to consider any variation in the rights privileges, restrictions or conditions attaching to the Class A Preference Shares in accordance with this paragraph 1(d).


2. COMMON SHARES

The Common Shares shall carry and be subject to the following rights, privileges, restrictions and conditions, namely:

(a) The holders of Common Shares are entitled to receive notice of any meeting of the shareholders of the Corporation and to attend and vote thereat except those meetings where only holders of a specified class or particular series of shares are entitled to vote and each holder thereof shall be entitled to One
(1) vote per share in person or by proxy.

(b) Subject to the rights, privileges, restrictions and conditions attaching to any other shares of the Corporation, the holders of the Common Shares are entitled to receive any dividend declared and paid by the Corporation.

(c) Subject to the rights, privileges, restrictions and conditions attaching to any other shares of the Corporation in the event of the liquidation, dissolution or winding-up of the Corporation, the holders of the Common Shares are entitled to receive the remaining property of the Corporation after payment of all of the Corporation's liabilities.

(d) The rights, privileges, restrictions and conditions attaching to the Common shares as a class may be added to, changed or removed but only with the approval of the holders of the Common shares given as hereinafter specified.

                 Coeur d'Alene Canadian Acquisition Corporation

                          Schedule - Other Provisions

(hereinafter referred to as the "Corporation")

1.  PLACE OF SHAREHOLDER MEETINGS

Notwithstanding subsections (1) and (2) of Section 84 of the Business Corporations Act, as from time to time in force, meetings of shareholders of the Corporation may be held at any place outside New Brunswick.

2.  NOTICE OF SHAREHOLDER MEETINGS

Notwithstanding subsection (1) of Section 87 of the Business Corporations
Act, as from time to time in force, notice of time and place of a meeting of shareholders of the Corporation shall be deemed to be properly given if sent not less that three (3) days nor more than fifty (50 days before such meeting:

(a) to each shareholder entitled to vote at the meeting;
(b) to each director; and
(c) to the auditor, if any.

3.  PRE-EMPTIVE RIGHTS

(A) Notwithstanding subsection (2) of Section 27 of the Business Corporations Act, as from time to time in force, but subject however to any rights arising under any unanimous shareholder agreements, the holders of equity shares of any class, in the case of the proposed issuance by the Corporation of, or the proposed granting by the Corporation of rights or options to purchase, its equity shares of any class of any shares or other securities convertible into or carrying rights or options to purchase its equity shares of any class, shall not as such, even if the issuance of the equity shares proposed to be issued or issuable upon exercise of such rights or options or upon conversion of such other securities would adversely affect the unlimited dividend rights of such holders, have the pre-emptive right as provided by Section 27 of the Business Corporations Act to purchase such shares or other securities.

(B) Notwithstanding subsection (3) of Section 27 of the Business Corporations Act, as from time to time in force, but subject however to any rights arising under any unanimous shareholder agreements, the holders of voting shares of any class, in case of the proposed issuance by the Corporation of, or the proposed granting by the Corporation of rights or options to purchase, its voting shares of any class or any shares or options to purchase its voting shares of any class, shall not as such, even if the issuance of the voting shares proposed to be issued or issuable upon exercise of such rights or options or upon conversion of such other securities would adversely affect the voting rights of such holders, have the pre-emptive right as provided by Section 27 of the Business Corporations Act to purchase such shares or other securities.

4.  PRIVATE CORPORATION RESTRICTIONS

(A) The Number of shareholders, exclusive of persons who are in the employment of the Corporation and are shareholders of the Corporation and persons who, having been formerly in the employment of the Corporation, have continued to be shareholders of the Corporation after termination of that employment, is limited to not more than Fifty (50) persons, two or more persons who are joint registered holders of one or more shares being counted as one shareholder.

(B) Any invitation to the public to subscribe for any shares, debentures or other securities of the Corporation shall be prohibited.

5.  FINANCIAL ASSISTANCE




                                                                        Page 1/2

The Corporation may, directly or indirectly, give financial assistance by means of a loan, guarantee or otherwise:

(a) to any shareholder, director, officer or employee of the Corporation or of an affiliated corporation, or

(b) to any associate of a shareholder, director, officer or employee of the Corporation or of an affiliated corporation; whether or not:

(c) the Corporation is, or after giving the financial assistance would be, unable to pay its liabilities as they become due; or

(d) the realizable value of the Corporation's assets, excluding the amount of any financial assistance in the form of a loan or in the form of assets pledged or encumbered to secure a guarantee, after giving the financial assistance, would be less than the aggregate of the Corporation's liabilities and stated capital of all classes.

6.  NUMBER OF DIRECTORS

The number of directors within the minimum and maximum numbers provided for in these articles shall be as determined by resolution of the board of directors.



                                    Page 2/2

                              (NEW BRUNSWICK LOGO)

      BUSINESS CORPORATIONS ACT            LOI SUR LES CORPORATIONS COMMERCIALES
                FORM 2                                  FORMULE 2
   NOTICE OF REGISTERED OFFICE OR                 AVIS DE DESIGNATION OU
NOTICE OF CHANGE OF REGISTERED OFFICE          AVIS DE CHANGEMENT DU BUREAU
             (SECTION 17)                                ENREGISTRE
                                                         (ARTICLE 17)

-------------------------------------------------------------------------------------------------------------
1 - Name of Corporation - Raison sociale de la corporation:   2 - Corporation No. - No. de la corporation
  Coeur d'Alene Canadian Acquisition Corporation              613417

-------------------------------------------------------------------------------------------------------------

3 - Place and address of the registered office:               Lieu et adresse du bureau enregistre:

Civic address/Adresse civique                                 Mailing address/Adresse postale

  Brunswick House                                             C. Paul W. Smith
  44 Chipman Hill Suite 1000                                  Brunswick House
  Saint John NB                                               44 Chipman Hill Suite 1000
  E2L 4S6                                                     Saint John NB
                                                              E2L 4S6

-------------------------------------------------------------------------------------------------------------
4 - Effective date of change:                                 Date d'entree en vigueur du changement:
     N/A

-------------------------------------------------------------------------------------------------------------
5 - Previous place and address of the registered office:      Derniers lieu et adresse du bureau enregistre:
     N/A




----------------------------------------------------------------------------------
Date                         Signature                 Description of Office
                                                              Fonction
----------------------------------------------------------------------------------

June 30, 2004            C. Paul W. Smith              Incorporator
                                                       FILED/DEPOSE JUN 30 2004

                              [NEW BRUNSWICK LOGO]

            BUSINESS CORPORATIONS ACT                                                  LOI SUR LES CORPORATIONS
                    FORM 4                                                                   COMMERCIALES
             NOTICE OF DIRECTORS                                                               FORMULE 4
        OR NOTICE OF CHANGE OF DIRECTORS                                              LISTE DES ADMINISTRATEURS OU
               (SECTION 64,71)                                                    AVIS DE CHANGEMENT D'ADMINISTRATEURS

------------------------------------------------------------------------------------------------------------------------------------
1 - Name of Corporation                                            Raison sociale de la corporation:
COEUR D'ALENE CANADIAN ACQUISITION CORPORATION

------------------------------------------------------------------------------------------------------------------------------------
2 - The following persons became directors of this corporation:    Liste des personnes devenues administrateurs de la corporation
----------------------------------------------------
                                D/J     M/M     Y/A
Effective Date                          N/A
Date d'entree en vigueur
------------------------------------------------------------------------------------------------------------------------------------
             Name/Nom                Residential Address or Address for Service               Occupation              Telephone
                               Adresse residentielle ou adresse pour fin de signification                             Telephone
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
3 - The following persons ceased to be directors of this corporation: Liste des personnes qui ont cesse d'etre administrateurs de la
----------------------------------------------------
                                D/J     M/M     Y/A
Effective Date                          N/A
Date d'entree en vigueur
------------------------------------------------------------------------------------------------------------------------------------
             Name/Nom                    Residential Address or Address for Service
                                 Adresse residentielle ou adresse pour fin de signification
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
4 - The directors of this corporation now are:                        Administrateurs actuels de la corporation:
------------------------------------------------------------------------------------------------------------------------------------
             Name/Nom                Residential Address or Address for Service               Occupation              Telephone
                               Adresse residentielle ou adresse pour fin de signification                             Telephone
------------------------------------------------------------------------------------------------------------------------------------
Dennis Wheeler                 505 Front Avenue                                                Executive              (208) 667-3511
                               Coeur d'Alene ID United States
                               83814
------------------------------------------------------------------------------------------------------------------------------------
James Sabals                   505 Front Avenue                                                Executive              (208) 667-3511
                               Coeur d'Alene ID United States
                               83814
------------------------------------------------------------------------------------------------------------------------------------
Mitchell Krebs                 505 Front Avenue                                                Executive              (208) 667-3511
                               Coeur d'Alene ID United States
                               83814
------------------------------------------------------------------------------------------------------------------------------------






------------------------------------------------------------------------------------------------------------------------------------
              Date                      Signature                               Description of Office
                                                                                       Fonction
------------------------------------------------------------------------------------------------------------------------------------
June 30, 2004                   C. Paul W. Smith                                Incorporator


------------------------------------------------------------------------------------------------------------------------------------
For Department Use Only/Reserve a l'usage du ministere                  Form 4/Formule 4
TN# 332496                                                              Filed/Depose        JUN 30 2004
------------------------------------------------------------------------------------------------------------------------------------

[LOGO]

Service New Brunswick
Services Nouveau-Brunswick

To/Destinataire:

Coeur d'Alene Canadian Acquisition Corporation
C. Paul W. Smith
Brunswick House
44 Chipman Hill Suite 1000
Saint John NB
E2l 4S6

Re: Business Number (BN) Account Number                  Objet:       Numero de compte du numero
                                                         d'entreprise (NE) pour le Nouveau-Brunswick

The above corporation has been assigned the              Le numero de compte suivant a ete assigne a la
following BN account number:                             corporation susmentionnee

                                           858576077NP0001

The Government of New Brunswick and the                  Le gouvernement du Nouveau-Brunswick et
Canada Customs and Revenue Agency (CCRA)                 l'Agence des douanes et du revenue du Canada
have agreed to use the BN as a common business           (ADRC) ont convenu d'utiliser le numero
identifier. Over the coming months the                   d'entreprise (NE) a titre d'identificateur
government will continue to phase in the use of the      d'entreprise commun. Au cours des prochains
BN with provincial departments and agencies.             mois, le gouvernement du Nouveau-Brunswick
                                                         continuera d'accroitre graduellement l'utilisation
                                                         du NE au sein de ses ministeres et de ses
                                                         organismes.

The corporation or its agent may be requested to         La corporation ou son agent pourrait devoir
provide the assigned BN when registering for             fournir le numero de compte susmentionne au
provincial programs or applying for various              moment de presenter une demande dans le cadre
licences and permits. Please use the BN provided         d'un programme provincial ou pour obtenir une
above, when requested, as failure to do so may           licence ou un permis. Veuillez utiliser le numero
lead to delays in the processing of applications.        d'entreprise qui vous a ete assigne lorsqu'on vous
                                                         le demandera, sinon le traitement de vos demandes
                                                         pourrait etre retarde.




     Corporate Affairs/Affairs corporatives
     Tel./Telephone: (506) 453-2703     P.O. BOX 1998        Case postale 1998
     Fax./Telecopieur: (506) 453-2613    Fredericton, NB      Fredericton, NB
     http://www.anb.ca                  Canada E3B 5G4       Canada E3B 5G4